Exhibit 21
DANA INCORPORATED
Consolidated Subsidiaries as of December 31, 2019*

Name of Company    Jurisdiction of Incorporation or Organization

Allied Transmissions (S.E.A.) PTE LTD    Singapore
BPE SRL    Italy
Brevini Fluid Power South East Asia Pte Ltd    Singapore
Brevini India Ltd    India
Brevini (Yancheng) Fluid Power CO    China
Brevini Yancheng Planetary Drives Co. Ltd.    China
Dana Australia (Holdings) Pty. Ltd.     Australia
Dana Australia Pty. Ltd.     Australia
Dana Automocion, S.A.     Spain
Dana Automotive (Gibraltar) Limited    Gibraltar
Dana Automotive Aftermarket, Inc.     Delaware
Dana Automotive Systems Group, LLC     Ohio
Dana (Beijing) Electric Motor Co., Ltd.    China
Dana Belgium NV     Belgium
Dana Brazil Commercial Vehicle LLC    Delaware
Dana Brazil Holdings I LLC     Virginia
Dana Canada Corporation     Canada
Dana Canada Electric Holdings ULC    Canada
Dana Canada Holding Company    Canada
Dana Canada Integrator Acquisition LLC    Canada
Dana Canada Investment ULC    Canada
Dana Canada LP     Canada
Dana Cayman Holdings Limited    Cayman Islands
Dana (Changshu) E-Propulsion Co., Ltd.    China
Dana (Chongqing) Driveline Technology Co. Ltd.    China
Dana Comercializadora, S. de R.L. de C.V.     Mexico
Dana Commercial Vehicle Manufacturing, LLC     Ohio
Dana Commercial Vehicle Products, LLC     Ohio
Dana de México Corporacion, S. de R.L. de C.V.     Mexico
Dana de México Holdings S. de R.L. de C.V.    Mexico
Dana (Deutschland) Grundstuckverwaltungs GmbH     Germany
Dana Distribution Holdings, Inc.    Delaware
Dana Driveshaft Manufacturing, LLC     Ohio
Dana Driveshaft Products, LLC     Ohio
Dana Electric Holdings BV    Belgium
Dana Equipamentos Ltda.     Brazil
Dana Europe GmbH    Switzerland
Dana European Holdings Luxembourg S.à r.l.    Luxembourg
Dana Financing Luxembourg S.à r.l.    Luxembourg
Dana Fluid Power Distribution S.r.l.    Italy
Dana Fluid Power Veneto S.r.l.    Italy
Dana Global Luxembourg S.à r.l.    Luxembourg
Dana Global Manufacturing S.à r.l.    Luxembourg
Dana Global Products, Inc.     Michigan
Dana GmbH     Germany
Dana Graziano S.r.l    Italy
Dana Graziano (Suzhou) Drive Systems Co., Ltd.    China
Dana Heavy Axle Mexico S.A. de C.V.     Mexico
Dana Heavy Vehicle Systems Group, LLC     Ohio
Dana Holding GmbH     Germany
Dana Holdings SRL     Argentina
Dana Hong Kong Holding Limited     Hong Kong
Dana Hungary kft     Hungary

Name of Company    Jurisdiction of Incorporation or Organization

Dana India Private Limited     India
Dana India Technical Centre Private Limited     India
Dana Industrias Ltda.     Brazil
Dana International Luxembourg S.à r.l.    Luxembourg
Dana Investment GmbH     Germany
Dana Italia, S.r.l.     Italy
Dana Japan, Ltd.     Japan
Dana Korea Co. Ltd.    Korea
Dana Light Axle Manufacturing, LLC     Ohio
Dana Light Axle Products, LLC     Ohio
Dana Limited     Ohio
Dana Lithuania UAB    Lithuania
Dana Manufacturing Switzerland GmbH    Switzerland
Dana Motion Systems Italia S.r.l.    Italy
Dana Off Highway Products, LLC     Ohio
Dana Off-Highway Components, LLC    Ohio
Dana Power Transmission France    France
Dana SAC Australia Pty Ltd    Australia
Dana SAC Benelux B.V.    Netherlands
Dana SAC Canada Limited    Canada
Dana SAC Danmark AS    Denmark
Dana SAC Finland Oy    Finland
Dana SAC France    France
Dana SAC Germany GmbH    Germany
Dana SAC Holding B.V.    Netherlands
Dana SAC Ireland Limited    Ireland
Dana SAC Korea Co., Ltd.    Korea
Dana SAC Mexico, S.A. de C.V.    Mexico
Dana SAC New Zealand Limited    New Zealand
Dana SAC Norway AS    Norway
Dana SAC S.E. Asia Pte. Ltd.    Singapore
Dana SAC South Africa (PTY) Ltd    South Africa
Dana SAC South America Industria E Comercio De Transmissoes Ltda    Brazil
Dana SAC Spain S.A.    Spain
Dana SAC (Thailand) Co., Ltd.    Thailand
Dana SAC Turkey Reduktor Sanayi Ve Ticaret Limited Sirketi    Turkey
Dana SAC UK Limited    United Kingdom
Dana SAC USA Inc.    Ohio
Dana San Luis S.A.    Argentina
Dana SAS     France
Dana Sealing Manufacturing, LLC     Ohio
Dana Sealing Products, LLC     Ohio
Dana Service and Assembly Center Sweden AB    Sweden
Dana (Shandong) Electric Motor Co., Ltd.    China
Dana Spicer Axle South Africa (Pty) Ltd.    South Africa
Dana Spicer Europe Limited     United Kingdom
Dana Spicer (Shanghai) Trading Co., Ltd.    China
Dana Spicer (Thailand) Limited     Thailand
Dana System Integrator Holdings LLC    Delaware
Dana Thermal Products, LLC     Ohio
Dana TMB, LLC    Delaware
Dana UK Automotive Systems Limited     United Kingdom
Dana UK Axles Limited     United Kingdom
Dana UK Driveshaft Limited     United Kingdom
Dana World Trade Corporation     Delaware
Dana (Wuxi) Technology Co. Ltd.     China
Dana (Yancheng) Power Technology Co., Ltd.    China

Name of Company    Jurisdiction of Incorporation or Organization

D-Gestiona, S. de R.L. de C.V.    Mexico
Elveveien 38 AS (Norway)    Norway
Fairfield Atlas Ltd.    India
Fairfield Manufacturing Company, Inc.    Delaware
Fujian Spicer Drivetrain System Co., Ltd.     China
GK Drive Systems Baoding Co., Ltd.    China
GK Drive Systems (Suzhou) Co., Ltd.    China
Graziano Transmissioni India Pvt. Ltd.    India
Graziano Transmissioni UK Ltd.    United Kingdom
GrazianoFairfield GmbH    Switzerland
Industria de Ejes y Transmissiones S.A.     Colombia
Kiinteisto Oy Espoon Luoteisrinne 7    Finland
Les Moteurs Nordresa Inc.    Canada
O.T. Oil Technology S.r.l.    Italy
PIV Drives GmbH    Germany
Reinz-Dichtungs-GmbH     Germany
ROC Spicer, Ltd.     Taiwan
SCI-Investir    France
SF Dana Mexico, S. de R.L. de C.V.    Mexico
Shanghai Brevini Gearboxes Co. Ltd.    China
Shenyang Spicer Driveshaft Co. Ltd.    China
SME Deutschland GmbH    Germany
SME North America Inc.    Canada
SME Shanghai Co., Ltd.    China
SME SpA Unipersonale    Italy
Spicer Axle Australia Pty Ltd.     Australia
Spicer Ayra Cardan, S.A.     Spain
Spicer Ejes Pesados S.A.     Argentina
Spicer France S.A.S.     France
Spicer Gelenkwellenbau GmbH     Germany
Spicer Heavy Axle & Brake, Inc.     Michigan
Spicer India Private Limited     India
Spicer Nordiska Kardan AB     Sweden
Tai-Ya Investment (HK) Co., Ltd.     Hong Kong
Tecnologia de Mocion Controlada S. de R.L. de C.V.     Mexico
T-H Licensing, Inc.    Delaware
Thermal Products France SAS     France
TM4 Inc.    Canada
Transejes Ecuador CIA. Ltda.    Ecuador
Transejes Transmissiones Homocineticas de Colombia S.A.     Colombia
Victor Reinz India Private Limited     India
Victor Reinz Valve Seals, L.L.C.     Indiana
Vocis Limited    United Kingdom
Warren Manufacturing LLC    Delaware
Wrenford Insurance Company Limited     Bermuda
9732-8244 Quebec Inc.    Canada

*	Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.